UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  February 20, 2004

MFIC Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-11625	04-2793022
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

30 Ossipee Road, P.O. Box 9101, Newton, Massachusetts 02464-9101
(Address of principal executive offices)

Registrant’s telephone number, including area code (617) 969-5452

Not applicable
(Former name or former address, if changed since last report)

Item 5:  Other Events.

MFIC Corporation announced today that it has commenced a private placement of units, on a reasonable efforts basis, with expected gross proceeds of between $2.0 million and $5.0 million.   The Company’s press release dated February 20, 2004 announcing the private placement is attached hereto as Exhibit 99.1.

Item 7.  Financial Statements and Exhibits.

(c)           Exhibits

The following exhibit is filed as part of this report and incorporated herein by reference:

1.             Exhibit 99.1:  Press release dated February 20, 2004.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MFIC Corporation
(Registrant)

Date:	February 20, 2004
		By:	/s/ Irwin J. Gruverman
Irwin J. Gruverman,
Chairman of the Board, Chief Executive Officer and Clerk